SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

EDUCATION LENDING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29995	33-0851387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 210, San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)

Registrant’s telephone number, including area code (858) 617-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

On July 21, 2003, Education Lending Group, Inc. (the “Company”) was informed by the NASDAQ Stock Market that the Company’s application to list its securities on the NASDAQ SmallCap Market had been approved. The Company’s shares began trading on the NASDAQ SmallCap on Friday, July 25, 2003. The press release announcing this acceptance is filed with this Form 8-K and is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Education Lending Group, Inc.

By:	/s/ Robert deRose

Robert deRose Chief Executive Officer

Date: July 28, 2003

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated July 24, 2003, reporting the Company’s announcement of the acceptance to list its securities on the NASDAQ SmallCap Market

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